Exhibit 4.23

AIRNET SYSTEMS, INC.

Acknowledgment of Borrower

This Acknowledgment of Borrower (“Acknowledgment”) is made as of the 12th day of July, 2004 by Borrower in favor of Banc One Leasing Corporation (“Lender”) and the Buyer.

“Borrower” means:                   JETRIDE, INC. DBA AIRNET PRIVATE CHARTERS

“Buyer” means:                                    PNC LEASING, LLC

“Loan Documents” means, collectively, the Loan Documents identified below, together with all exhibits, schedules, addenda and attachments thereto, all of which are made by Borrower in favor of Lender and the Corporate Guaranty dated as of July 12, 2004 from AirNet Systems, Inc. (the “Guarantor”) in favor of Lender (the “Guarantee”):

For Lender’s Loan #1000119774, the Loan and Security Agreement dated as of July 12, 2004 between Lender, as lender, and Borrower, as borrower, and the same agreement as filed with the Federal Aviation Administration, together with the Business Purpose Promissory Note dated as of July 12, 2004 in the original principal amount of $5,000,000.00 made by Borrower in favor of Lender.

1.  Borrower and Guarantor acknowledge and consent to the sale and assignment by Lender to Buyer of all of Lender’s present and future right, title and interest in, to and under the Loan Documents, including, without limitation, the right to receive all installment payments payable under the Loan Documents and all other monies from time to time payable under the Loan Documents (all such amounts referred to as “Monies”), and all rights, benefits and remedies of Lender under the Loan Documents. Borrower also acknowledges and consents to the assignment of Lender’s security interest in the Equipment to Buyer.

2.  Borrower agrees to pay all Monies directly to Buyer at the address set forth below or at such address, as Buyer shall direct.

If by wire transfer:
Bank Name:	PNC Bank, N.A
ABA:	043 000 096
Account #:	1009600189
Account Name:	PNC Leasing, LLC
Attn:	Leasing Accounting

If by check remit payment to the following address:
PNC Leasing, LLC
P.O. Box 640306
Pittsburgh, PA 15264-0306

3.  Borrower agrees that, as of the date first written above, the following information about the Loan Documents is true, accurate and complete:

Frequency of Installment Payments: Monthly, in arrears
Number of Installment Payments Remaining: Eighty-Four (84)
Amount of Each Installment Payment: Eighty-Three (83) installment payments of $50,665.26 each, followed by One (1) final installment payment of $2,550,665.26, due and payable July 15, 2011
Each Installment Payment (initial one): ☒ Principal and Interest ☐ Principal Only
Next Installment Payment Due: and payable to Buyer, August 15, 2004

4.  Borrower represents that: (a) the Loan Documents (with all signatures thereon) are genuine, are in full force and effect and are valid and legally binding agreements of Borrower, enforceable by Buyer against Borrower in accordance with their terms except as the same may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally and general equitable principles; (b) all dates, amounts, equipment descriptions and other facts stated in the Loan Documents are correct; (c) the

Equipment is in Borrower’s possession and control at the address shown in the Loan Documents and has been irrevocably accepted by Borrower for all purposes of the Loan Documents; (d) other than the Loan Documents, there are no agreements, oral or written, between Lender and Borrower relating to the Equipment or its financing and the Loan Documents constitute the entire agreement between Borrower and Lender relating to the Equipment and its financing; (e) Borrower is not in default under the Loan Documents; (f) Borrower has not previously received any notice that any or all of the Loan Documents have been assigned by Lender to any party other than Buyer; and (g) Borrower has no right of offset, defense or counterclaim to any of its obligations under the Loan Documents.

5.  The Guarantor represents and warrants that its Guarantee is in full force and effect.

Borrower:	JETRIDE, INC. dba AIRNET PRIVATE CHARTERS

By:	/s/ Gary W. Qualmann	3939 International Gateway
(Borrower’s Street Address)
Title:	CFO
Columbus, Ohio 43219
(City, State, Zip Code)

Guarantor:	AIRNET SYSTEMS, INC.

By:	/s/ Gary W. Qualmann	3939 International Gateway
(Guarantor’s Street Address)
Title:	CFO
Columbus, Ohio 43219
(City, State, Zip Code)

Accepted By:

LENDER:

Banc One Leasing Corporation

By:	/s/ Diana N. Sadler

Title:	VP

BUYER:

PNC Leasing, LLC

By:	/s/ M J Colangelo

Title:	VP

Address: 2 PNC Plaza, 620 Liberty Avenue, Pittsburgh, PA 15222